Flaherty & Crumrine Total Return Fund Incorporated N-CSR

EXHIBIT 99.(C)

KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-252799) on Form N-2 of our report dated January 19, 2024, with respect to the financial statements and financial highlights of Flaherty & Crumrine Total Return Fund Incorporated.

Boston, Massachusetts
February 1, 2024